TELS Corporation

                    406 West South Jordan Parkway, Suite 250
                            South Jordan, Utah 84095

                  NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS
                             To be Held June 2, 1997


To the Shareholders of TELS Corporation,

         The Annual Meeting of the Shareholders of TELS Corporation (the "Company") will be held on June 2, 1997, at 2:00 P.M. MDT time, at 705 East Main Street, American Fork, Utah 84003 for the following purposes:

     1.   To elect three directors;

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only shareholders of record at the close of business on April 3, 1997 (the "Record Date"), are entitled to notice of and to vote at the meeting.

                                        By Order of the Board of Directors



                                        Willard H. Gardner, Secretary
South Jordan, Utah
Dated: May 3, 1997
------------------------------------

         The vote of each shareholder will be important at this meeting. You are urged to complete and sign the enclosed Proxy and return it in the accompanying envelope as soon as possible. Such action will not affect your right to vote in person should you find it possible to attend the meeting.

         Requests for additional Proxy Statement, Notice of Annual Meeting and Annual Report can be obtained from TELS Corporation, 406 West South Jordan Parkway, Suite 250, South Jordan, Utah 84095.

                                TELS Corporation

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           To be held on June 2, 1997


         This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of TELS Corporation, a Utah corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held at TELS Corporation, located at 705 East Main Street, American Fork, Utah 84003
(see enclosed map), on June 2, 1997, at 2:00 P.M. MDT. Certain directors, officers and employees of the Company may solicit Proxies by telephone, telegram, mail or personal contact. Arrangements will be made with brokers, nominees and fiduciaries to send Proxies and proxy materials to their principals at the Company's expense. All costs incurred in connection with the solicitation will be borne by the Company. This form of Proxy Statement was first mailed to Shareholders on May 3, 1997.

                                    THE PROXY

         The enclosed Proxy, even though executed and returned, may be revoked at any time before being voted by written notice mailed or delivered to the Secretary of the Company, by substitution of a new Proxy bearing a later date, or by a request for return of the Proxy at the Annual Meeting. The mailing address of the Company is 406 West South Jordan Parkway, Suite 250, South Jordan, Utah 84095.

         Proxies shall be voted in accordance with the directions of the shareholders. Unless otherwise directed, Proxies will be voted (1) for the election of the nominees for director designated by the Board of Directors; and
(2) in the discretion of the persons named in the accompanying Proxy, upon such other matters as may properly come before the meeting.

                        INFORMATION ON OUTSTANDING STOCK

         On April 3, 1997 (the "Record Date"), the Company had issued and outstanding 3,891,820 shares of Common Stock, $.02 par value ("Common Stock"). Each share of Common Stock is entitled to one vote. There were no shares of Preferred Stock issued and outstanding. Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the meeting. The presence at the meeting, in person or by Proxy, of a majority of the votes evidenced by outstanding shares shall constitute a quorum for the transaction of business. Individual votes of shareholders are kept private, except as appropriate to meet legal requirements. Access to Proxies and other individual shareholder voting records is limited to the Inspector of Election and certain employees of TELS and its agents. The nominee for director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected. All other matters require for approval the favorable vote of a majority of shares voted at the meeting in person or by proxy. Under Utah law, abstentions and broker non-votes will not be treated as votes cast and, therefore, will have no effect on the outcome of the matters to be voted on at the meeting.

         Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth, as of the Record Date, the name of each person who, (i) owns or is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) is a Named Executive or (iii) is a Director for the Company of the number of shares owned by each such person, the number of shares owned by all directors and officers as a group, and the percentage of the outstanding shares represented thereby.

                                          Shares of Common          Percent of
                                          Stock Beneficially        Total Voting
Name and Address of Beneficial Owner      Owned                     Shares
------------------------------------      -----                     ------

Dr. John L. Gunter (1)                   554,600 (2)                  14%
406 W. South Jordan Parkway, #250
South Jordan, Utah  84095

P. Diane Gunter (1)                      196,600                       5%
705 East Main Street
American Fork, Utah 84003

Willard H. Gardner                       153,250 (2)                   4%
1495 Oak Lane
Provo, Utah 84057

David K. Doyle                           145,050 (2)                   4%
8809 Bell Mountain Drive
Austin, Texas 78730

Stephen M. Nelson                        290,000 (2)                   8%
406 W. South Jordan Parkway, #250
South Jordan, Utah  84095

R. James Taylor                           96,307 (2)                   2%
406 W. South Jordan Parkway, #250
South Jordan, UT  84095

Sean Gunter                               35,000 (2)                   1%
406 W. South Jordan Parkway, #250
South Jordan, Utah 84095

Ming T. Chen                                   0                       0%
406 W. South Jordan Parkway, #250
South Jordan, Utah 84095

All Directors and Officers
as a Group (8 persons)                 1,470,807                      38%

(1) Dr. and Mrs. Gunter may be deemed to have control of the Company by virtue of their combined ownership of 17% of the Company's outstanding voting shares.

(2) This column lists voting securities, including stock held by executive officers and directors, over which they have voting power but no investment power. Otherwise, each director or officer has sole voting and investment power over the shares reported, except as noted. This column also includes 95,000 shares for Mr. Gunter; 119,000 shares for Mr. Gardner; 119,000 shares for Mr. Doyle; 82,000 shares for Mr. Nelson; 87,433 shares for Mr. Taylor; and 31,000 shares for Mr. Sean Gunter which may be acquired by such director pursuant to stock options that are or will become exercisable within 60 days. Pursuant to the rules of the Securities and Exchange Commission, shares shown as "beneficially" owned include (a) shares subject to options exercisable within 60 days of the Record Date, (b) shares held by unincorporated entities and in trusts and estates over which an individual holds at least shared voting or investment powers, and (c) shares held in trusts and estates of which at least 10 percent of the beneficial interest of such trust is attributable to specified persons in the immediate family of the individual(s) involved. This information is not necessarily indicative of beneficial ownership for any other purpose.

                             ELECTION OF DIRECTORS

         Three Directors are to be elected at the meeting. The Company's Articles of Incorporation and By-Laws provide for classification of the Board of Directors into three classes. Directors are elected at the annual meeting of shareholders at which their respective class is elected, and they hold office until the expiration of their terms and until their successors are elected and qualified. The By-laws of the Company provide that the number of Directors of the Company shall not be less than three (3) or more than nine (9), as determined by vote of the Board. The Board has determined the most effective size of the Board to be five (5), and therefore has determined to present three individuals for election at the meeting.

         Willard H. Gardner and Stephen M. Nelson, if elected, will each serve a three year term expiring in 2000. Ming-Tzong Chen, if elected, will serve a one year term expiring in 1998. In the event that the nominee is unable to serve, the proxies will be voted for a substitute nominee, if any, to be designated by the Board of Directors, to serve for the term proposed for the nominee which such substitute would replace. The Board of Directors has no reason to believe that the nominees will be unavailable. All Directors have served continuously since first appointed or elected as a Director. Directors are elected by a plurality of the votes present in person or by proxy and entitled to vote at the meeting.


                                                                    Director
                                  Principal                         Present
Name and Position         Age     Occupation                  Since Term Expires
-----------------         ---     ----------                  ----- ------------

NOMINEE:

Willard H. Gardner, (1)    71     Retired, Executive Director   1984    1997
Secretary, Director and           Information Systems
Chairman of Audit Committee       Services, Brigham Young
                                  University

Stephen M. Nelson (2)      48     President and                 1991    1997
Director, President and           Treasurer
Treasurer

Dr. Ming-Tzong Chen (3)    56     Business Owner, Technology    1995    1997
Director                          Industry





THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES

       INFORMATION RELATING TO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The directors and executive officers of the Company are as follows:

                                                               Board of Director
Name                     Age     Position with the Company       Term Expires
----                     ---     -------------------------       ------------

Dr. John L. Gunter       60      Chairman of the Board,               1999
                                 Chief Executive Officer

Willard H. Gardner       71      Director, Secretary                  1997
                                 Chairman Budget-Audit
                                 Committee

David K. Doyle           67      Director, Chairman                   1998
                                 Executive Compensation
                                 Committee

Dr. Ming T. Chen         56      Director                             1997


Stephen M. Nelson        48      Director, President and              1997
                                 Treasurer

R. James Taylor          38      Vice President,
                                 Chief Technical Officer,
                                 General Manager HTI
                                 and Micromega

Sean M. Gunter           31      General Manager
                                 Tel electronics, inc.



         Dr. Gunter, TELS' founder, has been a Director and CEO of the Company since its organization in February, 1981. He was elected Chairman of the Board on February 9, 1984. From November, 1980 to February, 1981, he was involved in activities leading to the organization of the Company. Dr. Gunter received a B.S. in physics from Marshall University, Huntington, West Virginia, and a doctorate in physics from Brigham Young University, Provo, Utah. For five years after completing his doctorate, Dr. Gunter was on the faculty of Rochester Institute of Technology, Rochester, New York, first as Associate Professor and Director of Computer Sciences, and later as the Director of Computing Activities and the Director (Dean) of the College of Computer and Information Sciences and Technology. Dr. Gunter has been involved in design and/or management of design activities in the computer field for over thirty years, first as a high school and college student working as a computer programmer for Union Carbide Corporation, then as Factory Engineer, Project Design Engineer and Project Manager from 1959 to 1965 for RCA, EDP Division and for North American Aviation, Space and Information Systems Division. Dr. Gunter also served as Senior Vice President for Information Systems with Galbraith and Green, Inc., an insurance company during 1974 and 1975. He was a political appointee of Governor Calvin Rampton for almost five years, serving as the Director of Systems, Planning and Computing for the State of Utah from 1975 to 1979. He served as a private consultant and as General Manager for Business Communications Systems, Inc. during 1980.

         Mr. Gardner has been a Director of the Company since September 5, 1984, and effective January 14, 1989, he took on the additional responsibility of Corporate Secretary. From 1963 until 1990, he was employed by Brigham Young University in various capacities including the Executive Director of Information Systems Services, and he was an Associate Professor of Computer Science from 1980 to 1990. In September of 1990, Mr. Gardner moved into semi-retirement and has since been involved with several voluntary industry initiatives intended to expand high-capacity data telecommunications, both nationally and locally. Mr. Gardner served in the Utah State Legislature from 1973 to 1985. He was a Founding Member of the Board of Trustees of the Utah Technology Finance Corporation, served as a member of the Board of State Lands and Forestry, and was a Founding Member of the Board of Trustees of the Utah Information Technology Association. Mr. Gardner received a B.S. in physics from Utah State University and an M.S. in mathematics from Brigham Young University. Mr. Gardner's technical accomplishments include development of computer programs for trajectory studies in connection with the ABLE project (first moon shot) in 1958 and of display checkout routines for the APOLLO project in 1962. He also managed the development of payroll and accounting computer programs at BYU during the decade of 1960.

         Lieutenant General Doyle, U.S. Army Retired, was appointed Director of the Company on July 21, 1988, and has served as a director continuously since that time. General Doyle spent over 35 years in service before retiring on June 30, 1986. During his last period of service, he reengineered the Army's automation and communications services to create a world-wide integrated information system. Concurrently, he served as the Army's Chief Information Officer and organized a new corporate staff to establish policy, plan, program and budget for the Army's tactical command and control and information management organizations. Since leaving the service, General Doyle co-founded WELS Research Corporation, a weather information company. He is a Director for Global Information Systems Technology, Inc., a computer based training and development company. He has also served on an information system oversight committee for the National Academy of Science, and has consulted on a wide range of information issues for both commercial and defense industries.

     Dr. Ming-Tzong Chen was appointed a Director in December, 1995, to fill a vacancy on the Board of Directors. His term of appointment expires on June 3, 1997. Dr. Chen received a doctorate in physics from Brigham Young University, Provo, Utah. Dr. Chen formed Pro Sports USA, Co. in 1992, to handle the distribution of Fox Tennis products worldwide. During the last three years, Pro Sports USA, Co. has produced a patented golf club head design. Currently, Fox golf and tennis products are distributed throughout the United States, as well as many European and Asian countries. In 1990, Dr. Chen founded Chateau Research, Inc., which designs and manufactures top quality loud speaker systems. In 1978, Dr. Chen founded Chen's International Corp. and Galaxy International Corp. ("Galaxy"), to handle real estate investments, engage in international trade and explore other business opportunities. In 1979, under the management of Dr. Chen, Galaxy obtained a major contract with the Taiwan Power Company, which resulted in Galaxy becoming the first firm to export coal from the western U.S. to Taiwan. Galaxy has also been involved in distribution and sales of Digital Equipment Corporation (DEC) equipment and from 1980 to 1986.

         Mr. Nelson was appointed as a Director in June, 1991, and was elected to serve a three year term at the June, 1994, annual meeting. He has been involved with the Company since 1982. From 1982 through 1986, and from 1987 to 1989, he was an outside consultant. From 1986 through 1987 he served as Chief Financial Officer. In February, 1990, he was appointed Chief Financial Officer, Treasurer and Vice President, Finance. In 1993 he was appointed Senior Executive Vice President, in 1994 he became a member of the Office of the President, and in 1996 he was appointed President and Treasurer. He has been a major force behind the Company's acquisition initiatives and has been instrumental in automating the Company's financial systems. Mr. Nelson is a Certified Public Accountant. He graduated from the University of Utah in 1974 with a B.S. degree in accounting. Mr. Nelson is a member of the American Institute of Certified Public Accountants and the Utah Association of Certified Public Accountants and is also a member of the Institute of Management Accountants. From 1989 through 1990 he served as president of the Institute of Management Accountants. He also served on the Board of Directors of the American Fork Chamber of Commerce from January 1992 through 1994.

         Mr. Taylor joined the Company as a software programmer on January 13, 1986. In 1987, he was appointed manager of Research and Development. In 1988, he assumed the additional responsibilities of managing Production and Customer Service. In September of 1989, he was appointed Vice President of Operations, and in 1991 he was appointed General Manager of MICROMEGA Corporation. In 1994, he was appointed Vice President of TELS Corporation and became a member of the Office of the President. In 1996, he was appointed Executive Vice President and General Manager of HTI. He has also been a major force behind the Company's acquisition initiatives and has been instrumental in automating the Company's production systems. In addition, he was appointed Chief Technology Officer for the Corporation. Mr. Taylor has been instrumental in the planning and development of several of the Company's new products. Additionally, Mr. Taylor has designed and implemented several of the automated processes for the Company and its subsidiaries. Mr. Taylor graduated from the University of Utah in 1985 with a B.S. degree in Physiological Psychology and was president of Psi Chi, a national honor society. He was the founder and general manager of a printing company from 1974 to 1976. He was also the co-founder and general manager of a computer consulting company from 1980 to 1982. From 1982 to 1985 he was the manager of Kay-Bee Toys, in Salt Lake City, Utah. From 1985 to 1986 he was the manager of Follett's College Stores, in Salt Lake City, Utah.

     Mr. Sean Gunter joined the Company on August 21, 1989, as a customer service technician where he gained extensive product knowledge and customer support experience. Mr. Gunter was appointed as a Sales Representative in June, 1991. Mr. Gunter has served in several sales positions with the Company including Upgrade Sales Manager in 1992, Installed Base Sales Manager in 1993, Inner Circle Sales Manager in 1994, and Director of National Accounts in 1995. He was appointed General Manager of Tel electronics, inc. on February 19, 1996. Mr. Gunter's experience coordinating the sales program and managing the sales team efforts for Tel electronics, inc. has been instrumental in the organization and maintenance of the Company's current revenue levels. He was also selected to receive the 1996 President's Award.

         In 1996, the Company's Board of Directors held eleven meetings either in person or by telephone. A majority of directors were in attendance at all of the meetings. The Board has established two committees, the Budget Audit Committee, and the Compensation Committee. The members of both committees are Willard H. Gardner, David K. Doyle, and Ming T. Chen. The principal functions of the Budget Audit Committee are to recommend engagement of the Company's independent auditors, to consult with the Company's auditors concerning the scope of the audit and to review with them the results of their examination, to approve the services performed by the independent auditors, to review and approve any material accounting policy changes affecting the Company's operating results, and to review the Company's financial control procedures and personnel. The Budget Audit Committee held three meetings in 1996. The Compensation Committee reviews compensation and benefits for the Company's executives and administers the grant of stock options under the Company's existing plans. The Compensation Committee held three meetings during the year. Pursuant to delegated authority from the Board of Directors, Mr. Nelson as President, determines all salaries except for the Company's corporate officers.

Employment   Contracts,   Termination   of  Employment  and  Change  of  Control
Arrangements:

         In March, 1994, the Board of Directors authorized a form of employment contract for Dr. John L. Gunter, CEO, and Mr. Stephen M. Nelson, President and Treasurer, allowing for base annual compensation of $150,000 and $115,000, respectively. The contract is for a term of three years beginning on March 1, 1994, automatically renewable on December of each year, unless notice is properly given by the Company or the executive. The contract allows for a severance agreement which provides that: (a) if termination occurs for reasons other than death, disability, or cause, the executive shall receive his annualized base salary and other benefits, throughout the remaining term of the agreement, and (b) if termination occurs by the Company or the executive, due to a change in control, the executive will be entitled to receive an amount equal to two hundred fifty percent of the amount includable in the gross income of the executive during the preceding one-year period ending on the executive's termination date.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Except as disclosed below, to the Company's knowledge, based solely on information furnished to the Company and written representations that no other reports were required, during the last fiscal year all applicable Section 16(a) filing requirements were met. Mr. Doyle was delinquent in filing Form 4 regarding the receipt of certain restricted common stock options for 1996.

                REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the last three years to the Company's Chief Executive Officer and to each of the Company's other executive officers whose annual salary and bonus exceeded $100,000:

                           Annual Compensation           Long Term Compensation
                           -------------------           ----------------------
                                                                     Securities
Name and          Year                     Other Annual Restricted   Underlying
Principal         ended   Salary    Bonus  Compensation Stock Awards Option/SARs
Position          12/31    ($)       ($)        ($)         ($)         (#)
--------          -----    ---       ---        ---         ---         ---

John L. Gunter      1996  150,330    4,100    18,341         0           0
CEO                 1995  150,330    4,165    16,756         0           0
                    1994  140,297    6,500    16,756         0           0

Stephen M. Nelson   1996  115,253        0       (1)         0           0
President           1995  115,385        0       (1)         0           0
                    1994  113,558    2,500       (1)         0           0

         (1) Amounts are less than $50,000 or ten percent (10%) of compensation. Amounts for incidental benefits, such as personal use of Company automobiles, which accrue to certain officers and which, in the opinion of management, are job-related and appropriate in connection with the conduct of the Company's business affairs, are included in the above amounts. Such benefits are not in excess of $50,000 for any individual.

         (2) The amounts reflected above do not include indebtedness of John L. Gunter to the Company in the aggregate amount of $ 73,399. For information regarding such indebtedness, see Certain Transactions.

       The following table provides information with respect to stock options granted during the Company's last fiscal year to the persons named in the Summary Compensation Table above:

                                   % of Total
                Number of          Options
                Securities         Granted to     Exercise or
                Underlying Options Employees in   Base Price         Expiration
Name            Granted            Fiscal Year      ($/sh)              Date
----            -------            -----------      ------              ----

John L. Gunter       None              N/A            N/A                 N/A
Stephen M. Nelson    None              N/A            N/A                 N/A

Aggregated Option/SAR Exercises in Year Ended December 31, 1996, and Option/SAR Values at December 31, 1996.

       The following table features information concerning the exercise of options and/or SARs during the last fiscal year by persons named in the Summary Compensation Table, the number of unexercised options and/or SARs held by such persons at the end of the last fiscal year and the value of such unexercised options and/or SARs as of such date.
                                                  (#) No. of
                                                  Securities       ($) Value of
                                                  Underlying       Unexercised
                                                  Unexercised      In-the-Money
                                                  Options/SARs at  Options/SARs
                                                  12/31/96         12/31/96
                    Shares Acquired  Value        Exercisable/     Exercisable/
Name                on Exercise (#)  Realized ($) Unexercisable    Unexercisable
----                ---------------  ------------ --------------   -------------

John L. Gunter          None             N/A        100,000          $ 50,000
Stephen M. Nelson       None             N/A         82,500          $ 41,250

Compensation of Directors

       Effective  March  1,  1994,  non-employee  directors  receive  a  monthly retainer fee of $800, and $1,400 for each meeting attended in person. Non-employee directors do not receive fees for telephone meetings. In addition each non-employee Director is entitled to receive common stock options pursuant to the annual automatic, non-discretionary grant mechanism under the "TELS Corporation 1994 outside Directors Stock Option Plan" approved by the shareholders in June, 1994. On June 3, 1996, each outside director received 5,000 options under the, non-discretionary grant provision of the plan based upon 1994 year-end results.

                       STOCK OPTION AND STOCK BONUS PLANS

Executive Stock Bonus Plan

       In January, 1984, the Company's Board of Directors adopted the 1984 Executive Stock Bonus Plan (the "Stock Bonus Plan"). The Stock Bonus Plan provides for the Board of Directors or a committee thereof to grant shares of the Company's Common Stock, or the right to receive such shares, to officers and other members of the executive or general management of the Company, excluding such individuals who hold 10% or more of the Company's Common Stock. Shares or rights to shares will be granted without other payment therefore, as additional compensation for services rendered to the Company. The Board of Directors, or a duly appointed committee thereof, has the power to determine the persons to whom bonus awards will be made, the number of shares or rights to be granted, and the terms and conditions under which such grants will be made, including issuance in installments, forfeiture provisions or other restrictions. The Company has reserved 537,500 of the authorized but unissued shares of the Company's Common Stock for grant under the Stock Bonus Plan. The total shares issued and outstanding under this plan are 537,500 at December 31, 1996. No shares were issued under this plan in 1996.

TELS Corporation Stock Option and Incentive Plan for Officers and Key Employees of the Company and Its Subsidiaries

       This Plan, approved by shareholders on June 7, 1993, replaced the 1984 Incentive Stock Option and the 1984 Non-Qualified stock Option Plans which expired. This newer plan permits the granting of incentive stock options, non-qualified stock options, stock appreciation rights, stock performance shares, dividend equivalents and restricted stock. The Board of Directors believes that the Plan will assist TELS in recruiting and retaining outstanding individuals as officers and members of management by enabling such persons to participate in the long-term growth of TELS and by providing additional incentive to increase their efforts in promoting the financial success of the Company and its subsidiaries. On June 6, 1994, the shareholders voted to increase the number of shares reserved under this plan to a maximum of 2,000,000 shares of stock that may be made subject to awards, as defined. In 1996, the Company granted 55,000 options and 2,500 shares under this plan and recorded compensation expense of $2,275.

TELS Corporation Board of Directors Stock Bonus and Option Plan

       On June 6, 1994, the shareholders of the Company approved the Outside Directors Plan. This Directors Plan provides for the grant of nonstatutory stock options to non-employee Directors of the Company ("Outside Directors") pursuant to an automatic, non-discretionary grant mechanism. The primary purposes of the Director Plan are to enhance the Company's ability to attract and retain the services of experienced and knowledgeable individuals to serve on the Board of Directors of the Company (the "Board"), to encourage ownership in the Company by the Directors of the Company, and to provide the Company's Directors with reward opportunities based upon the success of the Company. The shareholders have approved 500,000 shares to be reserved for this plan. In June 1996, each outside director received 5,000 options under the automatic, non-discretionary grant provision of the plan.

Employees' Profit Sharing Plan

     The Company adopted an employees' 401-K profit sharing plan, effective January 1, 1988, covering substantially all employees who have attained age 21 with service in excess of six months. The plan provides for Company contributions at the discretion of the Board of Directors. Company contributions begin partial vesting after the first full year in which eligible employees complete 501 hours of service, with full vesting occurring after seven years. During the year ended December 31, 1996, the Company contributed $15,000 to the plan.

Certain Relationships and Related Transactions

       At December 31, 1996, Dr. Gunter is indebted to the Company in the amount of $39,302 plus accrued interest, evidenced by a promissory note dated March 25, 1986, and bearing interest at nine percent (9%), and an employee receivable of $34,097 for expenses.

                       APPOINTMENT OF INDEPENDENT AUDITORS

         Coopers & Lybrand L.L.P. have been recommended by the Audit Committee of the Board for appointment as the Independent Auditors for the Company for the year ending December 31, 1997. Neither Coopers & Lybrand L.L.P. nor any of its members has any financial interest, direct or indirect, in the Company, nor has Coopers & Lybrand L.L.P. nor any of its members ever been connected with the Company as promoter, underwriter, voting trustee, director, officer or employee. It is anticipated that a representative of Coopers & Lybrand L.L.P. will attend the meeting and shall be available to respond to appropriate questions. It is not anticipated that the representative from Coopers & Lybrand L.L.P. will make any statement or presentation. Coopers & Lybrand L.L.P. were the Independent Auditors for the Company for the year ended December 31, 1996. There have not been, and there are not any, disagreements with Coopers & Lybrand L.L.P. with regard to the Company's financial statements or generally accepted auditing standards.

                              SHAREHOLDER PROPOSALS

         The Proxy and Proxy Statement were first mailed to shareholders on May 3, 1997. Any shareholder desiring to submit a proposal for consideration at the next Annual Meeting of Shareholders in 1998 should transmit such proposal(s) to the offices of the Company on or before January 4, 1998.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be acted upon at the meeting. However, if any other matter properly comes before the meeting, it is intended that the persons voting the proxies will vote them in accordance with their best judgment.






                                                         TELS Corporation



                                                   Willard H. Gardner, Secretary

                                    APPENDIX

                                   PROXY CARD

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS of TELS Corporation
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD June 2, 1997

The undersigned hereby appoints John L. Gunter and Willard H. Gardner, and each of them the attorney and proxy of the undersigned, with full power of substitution, to vote all of the Common Stock of TELS Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at TELS Corporation, 705 East Main Street, American Fork, Utah 84003 on June 2, 1997, at 2:00 p.m., MST, and at any time all adjournments thereof with all of the powers the undersigned would possess if personally present, as follows below, and on the reverse side:

To vote in accordance with the recommendation of the board of directors, just sign and date this proxy. No boxes need be checked.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder, unless otherwise directed, the shares represented by this proxy will be voted (1) for the election of directors nominated by the Board of Directors, (2) in the discretion of the persons named in this Proxy, upon such other matters as may properly come before the meeting.

Please sign exactly as name appears in this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                     ,1997    Signature

                                    Signature if held jointly

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.



TELS Corporation                     If you expect to attend the meeting, please
406 W. So. Jordan Pkwy., Ste. 250    check here  [  ]
South Jordan, UT  84095
                             ELECTION OF DIRECTOR(S)

Willard H. Gardner         Stephen M. Nelson           Ming-Tzong Chen
[ ]FOR the nominee listed  [ ]FOR the nominee listed   [ ]FOR the nominee listed
[ ]WITHHOLD AUTHORITY      [ ]WITHHOLD AUTHORITY       [ ]WITHHOLD AUTHORITY
to vote for the            to vote for the             to vote for the
listed nominee.            listed nominee.             listed nominee.